Exhibit 4.39

AMENDMENT TO PROMISSORY NOTE

This AMENDMENT TO PROMISSORY NOTE (the “Second Amendment”) is made this       day of April 2002, between EpicEdge, Inc., a Texas corporation (“Maker”), and Carl R. Rose (“Payee”).

PREAMBLE

WHEREAS, Maker executed a Convertible Note on the 1st day of November, 2000 whereby it promised to pay to the order to Payee the sum of $500,000, (the “Original Note”);

WHEREAS, the Original Note was previously amended on the 31st day of August, 2001 (the “First Amendment”); and

WHEREAS, Maker and Payee have mutually agreed to amend the payment terms of the Original Note.

NOW, THEREFORE, in exchange for the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to further amend the Original Note as follows:

1.               Section (b) of introductory paragraph of the Original Note shall be amended to reflect that the principal shall mature on December 1, 2004.  Any previous amendments to this provision are superceded hereby.

2.               Section 2 of the Original Note shall be amended to increase the cure period upon written notice of an event of default from ten (10) days to twenty (20) days.  Any previous amendments to this provision are superceded hereby.

3.               Section 3(a) of the Original Note shall be amended to decrease the conversion rate from fifty cents ($0.50) to twenty-five cents ($0.25).  Any previous amendments to this provision are superceded hereby;

4.               Except as provided by the First Amendment and the Second Amendment, all other terms of the Original Note shall remain unmodified.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this Second Amendment or has caused this Second Amendment to be executed on its behalf by a representative duly authorized, all as of the date first above set forth.

MAKER:

EPICEDGE, INC.

By:
Name:
Title:

PAYEE:

CARL R. ROSE

JENTA ROSE

AMENDMENT TO PROMISSORY NOTE

This AMENDMENT TO PROMISSORY NOTE (the “Second Amendment”) is made this      day of April 2002, between EpicEdge, Inc., a Texas corporation (“Maker”), and Carl R. Rose (“Payee”).

PREAMBLE

WHEREAS, Maker executed a Convertible Note on the 7th day of November, 2000 whereby it promised to pay to the order to Payee the sum of $400,000, (the “Original Note”);

WHEREAS, the Original Note was previously amended on the 31st day of August, 2001 (the “First Amendment”); and

WHEREAS, Maker and Payee have mutually agreed to amend the payment terms of the Original Note.

NOW, THEREFORE, in exchange for the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to further amend the Original Note as follows:

5.               Section (b) of introductory paragraph of the Original Note shall be amended to reflect that the principal shall mature on December 1, 2004.  Any previous amendments to this provision are superceded hereby.

6.               Section 2 of the Original Note shall be amended to increase the cure period upon written notice of an event of default from ten (10) days to twenty (20) days.  Any previous amendments to this provision are superceded hereby.

7.               Section 3(a) of the Original Note shall be amended to decrease the conversion rate from fifty cents ($0.50) to twenty-five cents ($0.25).  Any previous amendments to this provision are superceded hereby;

8.               Except as provided by this Second Amendment and the First Amendment, all other terms of the Original Note shall remain unmodified.

{Signature Page Follows}

IN WITNESS WHEREOF, each of the parties hereto has executed this Second Amendment or has caused this Second Amendment to be executed on its behalf by a representative duly authorized, all as of the date first above set forth.

MAKER:

EPICEDGE, INC.

By:
Name:
Title:

PAYEE:

CARL R. ROSE

JENTA ROSE